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                                                                   EXHIBIT 10.43

                                    ADVICE

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
TO:         Distribution                                     FROM:       C.R. Harden
                                                                         HMB 3432

SUBJECT:    ARCO/Vastar Agreement - Sale of Vastar Building  DATE:       September 15, 1999
            effective September 15, 1999                     CROSS REF:  Lease Agreement
            Lease by and between Lexington Memorial                 dated January 1, 1994, and
            L.L.C., as Landlord, and                                Property Management
            Vastar Resources, Inc., as Tenant                       Services Agreement dated
                                                                    effective January 1, 1994
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                ARCO/Vastar Agreement - Sale of Vastar Building

1. Upon closing of the sale of the HMB Building, between ARCO and Lexington Memorial L. L. C. (Lexington), ARCO and Vastar shall execute an agreement terminating the Lease Agreement dated January 1, 1994, as amended (Existing Lease) covering the premises and building located at 15375 Memorial Drive, Houston, Texas 77079 and the Property Management Services Agreement (Management Agreement) dated effective January 1, 1994.

2. Upon closing as stated above, Vastar will execute a new lease agreement with Lexington for a term of 10 years, attached as Exhibit "A". This lease is also adviced hereinbelow.

3.   Vastar will also execute an estoppel certificate, attached as Exhibit "B".

4. All amounts owed between Vastar and ARCO under existing agreements shall be prorated as of their termination dates.

5. At closing, ARCO shall pay Vastar $500,000 as consideration for terminating the lease and entering into a new lease agreement and $150,000 as consideration for terminating the Management Agreement.

6. At closing, ARCO shall pay to Vastar the PV, calculated a 6.25% (Vastar's cost of debt) the difference between Vastar's current annual net rent of $1,748,862.50 ($6.25/sq. ft. on 279,818 square feet) and the net rent payable under the new lease from the commencement date through December 31, 2003, prorated for partial months. That amount will be reduced by the PV of the amounts Vastar owed ARCO under the audit settlement, security system, and fire, life, safety system.

7. Vastar shall pay ARCO $230,000 for a reduction in purchase value due to Lexington purchasing insurance on the behalf of Vastar, as tenant.

8. The new lease will cover the entire building equating to 327,325 net rentable square feet. ARCO will also pay Vastar for the difference between $6.25 per square feet and the net rent payable under the New Lease on 47,507 square feet with is Cabot's Leased Premises from the commencement date of the new lease through December, 31, 2003, prorated for partial months. At closing, ARCO shall pay Vastar $475,000 for improvement allowance for the Cabot space.

9. During the fourth quarter of 2003, ARCO and Vastar will attempt in good faith to agree on the then current fair market rent on a gross rent basis for the building. If 95% of market rent is below the rent specified in the new lease for the remainder of the initial ten year term, ARCO shall pay Vastar the PV of the difference calculated at Vastar's then cost of debt. If 95% of the market rent is above, Vastar shall pay ARCO as in the same manner. There is an arbitration mechanism in place should ARCO and Vastar not agree on the fair market rent for the building.
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10.  At closing, ARCO shall pay Vastar $250,000 to use such funds to expand the parking lot located at the southern end of the premises.

11. ARCO indemnifies Vastar, its agents and employees harmless from any and all liabilities of any kind or nature, including reasonable attorneys' fees in connection with Environmental Activities, any Hazardous Materials Claims, or any violation of ARCO of a Hazardous Materials Law with respect to the building which arose or occur prior to Closing and were not caused by Vastar and Environmental Activities in violation of any Hazardous Material Laws during the Initial Term which occur offsite and migrate to the building which is caused by a party other than Vastar or the landlord.

                                   LEASE

Landlord:                      Lexington Memorial L. L. C.
                               a Delaware limited liability company
                               355 Lexington Avenue
                               New York, New York 10017

Tenant:                        Vastar Resources, Inc.

Commencement Date:             September 16, 1999

Termination Date:              September 14, 2009 (10 year term - Initial Term)

Premises:                      Office building and land and all improvements
                               located at 15375 Memorial Drive, Houston, TX
                               77079

Renewal Terms:                 4 separate renewal terms of 5 years each - notice
                               not less than 12 months prior to end of the then current Term

Initial Term Rent:             Lease years 1-3 - $3,273,250 annually - $272,771
                               monthly
                               Lease years 4-7 - $3,436,913 annually - $286,409
                               monthly
                               Lease years 8-10 - $3,600,575 annually - $300,048
                               monthly

Renewal Term Rent:             100% of Market Rent - fair market rent value

Net Lease:                     The Rent is free of taxes, assessments, utility
                               charges, operating expenses, refurbishings, insurance premiums. Landlord is responsible for capital expenditures for both Structural Elements and Mechanical Elements

Tenant's Obligations:          Tenant agrees to pay any and all taxes (including
                               but not limited to real property and personal
                               property taxes, franchise taxes, business and
                               occupational license taxes, ad valorem sales,
                               use, single business, gross receipts, transaction
                               privileges, rent or other excise taxes) and other
                               assessments levied or assessed against the
                               Premises.
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Alterations by Tenant:   Tenant shall have the right of altering, improving,
                         replacing, repairing or modifying the facilities; provided however, that any alterations, improvements, replacements, repairs or modifications to Structural Elements or to the Premises' mechanical, electrical/power, fire protection/life safety, plumbing, sprinkler and HVAC systems and any other alterations, improvements, replacements, repairs or modifications in excess of $200,000 shall require the prior written approval of the Landlord. Tenant shall have the duty to provide Landlord with "as built" blue prints and specifications for all alternation and improvements to the Premises made by Tenant. Tenant has the right to expand the parking lot at the southern end of the Premises and to construct a building of up to approximately 27,000 square feet to be used by Tenant primarily for storage including file room and file storage.

Capital Improvements
Funded by Landlord:      Structural Elements shall mean the foundation,
                         floor/ceiling slabs, roof, exterior walls, glass and mullions, columns and beams. Mechanical Elements shall mean the HVAC system, electrical system, mechanical system, plumbing and sprinkler system, fire protection/life safety systems and elevator system.
                         The roof shall be considered a Structural Element during the Initial Term and a Mechanical Element during any Renewal Term. (Tenant would have to pay the amortized portion of the actual cost plus interest of the improvement over its useful life during the Term of the Lease.)

Landlord Insurance:      Landlord is responsible for carrying insurance for the
                         benefit of Landlord, Tenant, and mortgagee which includes broad form commercial general liability on a pre-occurrence basis with an aggregate limit of not less than $10MM and a pre-occurrence limit of not less than $5MM or such greater limits as may be reasonably required from time to time; property insurance;
                         business interruption insurance; boiler insurance;
                         sprinkler leakage insurance; such other insurance as is customarily obtained by owner of similar properties.

Tenant's Insurance:      Tenant shall provide workers' compensation insurance
                         (including employers' liability insurance) covering all
                         persons employed at the Premises by Tenant.  Tenant
                         shall obtain from all contractors builder's risk
                         completed coverage for 100% of contract price on a non-
                         reporting form, deleting all co-insurance provisions
                         against all types of risks with the addition of damage
                         due to faulty materials, workmanship and errors in
                         design and including permission to occupy the Premises
                         and owner's contingent or protective liability
                         insurance covering claims not covered by or under the
                         terms of the above-mentioned comprehensive general
                         liability insurance policy.
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Assignment and Subletting:        Tenant, may without Landlord's consent, but
                                  upon 30 days prior written notice by Tenant to Landlord, assign this Lease or sublet the Premises or any portion thereof.

Holding Over:                     Tenant shall have the right, without
                                  Landlord's consent, after written notice delivered to Landlord at least 60 days prior to the end of the Initial Term to retain possession of the Premises or any part thereof after the termination of the Term for a period not to exceed 3 months on the same terms and conditions under the Lease including the Rent then in effect. If at the end of the 3 month period, Tenant remains in possession of the Premises without Landlord's express written consent, Tenant shall pay Landlord 150% of the 3 month grace period as set forth in the Section and Landlord shall have all other remedies against Tenant available to Landlord at law and in equity, including but not limited to consequential damages.

Roof Top Rights:                  Tenant may install satellite dishes, antennas,
                                  receivers, transmitters or other
                                  telecommunication and all related cabling and wiring without Landlord's consent.

Parking: Tenant is hereby granted unlimited parking rights and privileges in the parking structure and lots on the Premises at no charge.

Notices and Demands:              All in writing and shall be deemed properly
                                  given by facsimile with confirmation or upon actual receipt by nationally recognized overnight delivery service provided for receipted delivery or within 2 business days being placed in the U.S. certified or registered mail, return receipt requested, postage paid

Consent, Permission or Approval:  Shall be in writing and shall not be unreasonably withheld or delayed. If refused, must give the basis and adequate reasons for such refusal.

Arbitration:                      All disputes related to this Agreement will
                                  subject to the arbitration provision under Exhibit "B".

                                  Exhibit "A"
                          Description of the Premises

                                  Exhibit "B"
                              Arbitration Program

                                  Exhibit "C"
                               Prevailing Market

                                  Exhibit "D"
                              Permitted Exceptions

                                  Exhibit "E"
                                Expansion Areas